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                                                                    EXHIBIT 24.2

                            SECRETARY'S CERTIFICATE


  The undersigned Toni L. Jackson hereby certifies that the following resolution was duly adopted by the Board of Directors of Benton Oil and Gas Company on January 25, 1995 and remains in full force and effect as of the date hereof.

   RESOLVED FURTHER, that A. E. Benton is authorized to sign the Registration Statement and execute a power of attorney on behalf of the Company and as the Company's Principal Executive Officer, and that Chris H. Hickok is authorized to sign the Registration Statement and execute a power of attorney as its Principal Financial Officer and Principal Accounting Officer, which powers of attorney appoint Gregory S. Grabar, David H. Pratt, Jack A. Bjerke and Amy M. Shepherd, and each of them, as attorney-in-fact and agents to execute all necessary documents required to be filed with the Securities and Exchange Commission or the states in connection with the registration of the Common Stock and Warrants;



                                                /s/ Toni L. Jackson
                                                --------------------------
                                                Toni L. Jackson, Secretary